Exhibit 32.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Pacific Northwest Bancorp (the “Company”) for the quarter ending June 30, 2003 as filed on the date hereof (the “Report”), I, Bette J. Floray, Executive Vice President and Chief Financial Officer, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.               The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:	August 12, 2003

/s/ Bette J. Floray
Bette J. Floray
Executive Vice President and Chief Financial Officer